Exhbit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) for the registration of 615,385 shares of its common stock and to the incorporation by reference therein of our report dated September 27, 2004 with respect to the financial statements of American Pallet Leasing, Inc. included in its Annual Report (Form 10-K) from inception through August 31, 2004, filed with the Securities and Exchange Commission.


                           /s/ Langley, Williams & Co., L. L. C.


Lake Charles, Louisiana
June 9, 2005